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EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference of our report dated March 2, 2001, relating to the consolidated financial statements of Arnold Industries, Inc (predecessor to Roadway Next Day Corporation) included as Exhibit 99.3 in this Annual Report on (Form 10-K) of Roadway Corporation, in the following Registration Statements:

REGISTRATION                                                          FILING
    NO.                REGISTRATION STATEMENT DESCRIPTION              DATE
--------------------------------------------------------------------------------

 333-58175    Registration Statement (Form S-8) pertaining to      June 30, 1998
              the Roadway Express Deferred Compensation Plan

 333-02562    Post-Effective Amendment No. 1 to the Registration   July 13, 2001
              Statement (Form S-8) pertaining to the Roadway
              Corporation (as Successor to Roadway Express, Inc.)
              2001 Employee Stock Purchase Plan (fka Roadway
              Express, Inc. 1996 Employee Stock Purchase Plan)

 033-80685    Post-Effective Amendment No. 2 to the Registration   July 13, 2001
              Statement (Form S-8) pertaining to the Roadway
              Express, Inc. 401(k) Stock Savings Plan

 333-65202    Registration Statement (Form S-8) pertaining to      July 16, 2001
              the Roadway Corporation Equity Ownership Plan



/s/ PricewaterhouseCoopers LLP


Harrisburg, Pennsylvania
March 27, 2002